EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CKE Restaurants, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the efectiveness of internal control over financial reporting incorporated by reference herein.

Our report on the consolidated financial statements refers to changes in the Company’s method of accounting for share-based compensation and quantifying errors in fiscal 2007 and accounting for uncertainties in income taxes in fiscal 2008.

/s/ KPMG LLP

Costa Mesa, California
March 3, 2009